SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 23, 2003

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-16217	33-0041789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification no.)

14315 West Hardy Road, Houston, Texas 77060

(Address of principal executive offices)

(281) 847-0029

(Registrant’s telephone number, including area code)

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

4.1	$2 Million Convertible Note dated as of December 31, 2002 issued to Avalanche Resources, Ltd.

4.2	Warrant dated as of December 31, 2002 issued to Avalanche Resources, Ltd.

10.1	Securities Purchase Agreement dated as of December 31, 2002 with Avalanche Resources, Ltd

10.2	Security Agreement dated as of December 31, 2002 securing the $2 Million Convertible Note issued to Avalanche Resources, Ltd

10.3	Registration Rights Agreement dated as of December 31, 2002 with Avalanche Resources, Ltd

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

/s/ Henry W. Sullivan
Henry W. Sullivan, President and CEO

Dated: June 12, 2003

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